UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CONTEXTLOGIC INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of a press release relating to the proposed acquisition of substantially all of the assets of ContextLogic Inc., a Delaware corporation (the “Company”), by Qoo10 Inc., a Delaware corporation (“Qoo10 Delaware”), or its designated affiliate, other than (A) federal income tax net operating loss carryforwards and certain other tax attributes of the Company, (B) the Company’s marketable securities held in a specified wealth management account and (C) the Company’s cash and cash equivalents held in that wealth management account, as specified in that certain Asset Purchase Agreement, dated February 10, 2024, by and among the Company, Qoo10 Delaware and Qoo10 Pte. Ltd., a Singapore private limited company and parent of Qoo10 Delaware, as amended. The press release was first used or made available on April 3, 2024.

FOR IMMEDIATE RELEASE

ContextLogic Reminds Stockholders to Vote FOR the Value-Maximizing Transaction with Qoo10 Today

Proposed Transaction Ensures Preservation of $2.7 billion in NOLs

Outlines Support for Transaction from ContextLogic Investors and Proxy Advisory Firms

Special Meeting of Stockholders is Friday, April 12, 2024, at 10:00 A.M. Pacific Time

SAN FRANCISCO, April 3, 2024 – ContextLogic Inc. (d/b/a Wish) (NASDAQ: WISH) (“ContextLogic” or the “Company”) today issued a reminder to stockholders to vote “FOR” the proposed Asset Sale transaction with Qoo10 Pte. Ltd. (“Qoo10”) in connection with the upcoming special meeting of stockholders (the “Special Meeting”) on April 12, 2024, at 10:00 a.m. Pacific Time.

The ContextLogic Board of Directors reiterates its belief that the proposed transaction will reduce substantially all of the cash burn, monetize operating assets at the highest value available and preserve significant value for stockholders. To date, numerous independent parties have supported this value-maximizing transaction:

●	“This asset sale preserves cash for the benefit of all stockholders. Importantly, this asset sale also preserves $2.7 billion in net operating losses (“NOLs”). These NOLs are very valuable, and this transaction ensures that NOLs will survive for the benefit of all stockholders.” – Rescue WISH and Cannell Capital LLC in its March 19, 2024 press release

●	“The proposed transaction appears to be the best available alternative, including a liquidation, a business combination, or remaining a standalone company, to maximize value for stockholders…a vote FOR this transaction is warranted.” – Institutional Shareholder Services in its March 27, 2024 recommendation

●	“After careful consideration, we believe that approval of the transaction is in the best interests of ContextLogic stockholders…we recommend a vote FOR the transaction.” – Egan-Jones in its March 27, 2024 recommendation

●	“…we believe the Asset Sale likely represents the highest available value for the Company at this time…we recommend that stockholders vote FOR this proposal.” – Glass Lewis in its March 28, 2024 recommendation

To ensure your shares are represented at the Special Meeting on April 12, ContextLogic stockholders are encouraged to vote online or by telephone by following the easy instructions on the previously provided proxy card. Electronic voting deadline is 11:59 p.m. Eastern Time on Thursday, April 11, 2024.

The Company expects to complete the transaction in the second quarter of 2024, subject to the approval of ContextLogic’s stockholders and other customary closing conditions.

ContextLogic

April 3, 2024

Dear Fellow Stockholders,

ContextLogic's special meeting of stockholders (the "Special Meeting") is approaching on April 12, 2024. As previously announced on February 12, 2024, a Qoo10 wholly owned subsidiary (the "Buyer") will acquire substantially all of the Company's operating assets and liabilities, principally comprising its Wish ecommerce platform (the "Asset Sale").

The ContextLogic Board of Directors is unanimous in its view that the proposed sale of the Company's operating assets and liabilities, while preserving its approximately $2.7 billion of NOLs, represents the best path forward to maximize value for stockholders. **As such, the Board strongly encourages you to vote today "FOR" all proposals to be voted on at the Special Meeting.**

NUMEROUS INDEPENDENT PARTIES SUPPORT THIS VALUE-MAXIMIZING TRANSACTION

"A vote FOR this transaction is warranted."

- Institutional Shareholder Services in its March 27, 2024 Recommendation

"We recommend a vote FOR the transaction."

- Egan-Jones in its March 27, 2024 Recommendation

"We recommend that stockholders vote FOR this proposal."

- Glass Lewis in its March 28, 2024 Recommendation

MAXIMIZE THE VALUE OF YOUR INVESTMENT
VOTE "FOR" ALL PROPOSALS TODAY

YOUR VOTE IS IMPORTANT!

MacKenzie Partners, Inc.

+1 (800) 322-2885

proxy@mackenziepartners.com

If you have any questions, or need assistance in voting your shares on the proxy card, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

For more information on the transaction, please visit ir.wish.com/.

About Wish

Wish brings an affordable and entertaining shopping experience to millions of consumers around the world. Since our founding in San Francisco in 2010, we have become one of the largest global ecommerce platforms, connecting millions of value-conscious consumers to hundreds of thousands of merchants globally. Wish combines technology and data science capabilities and an innovative discovery-based mobile shopping experience to create a highly-visual, entertaining, and personalized shopping experience for its users. For more information about the company or to download the Wish mobile app, visit www.wish.com or follow @Wish on Facebook, Instagram and TikTok or @WishShopping on X (formerly Twitter) and YouTube.

Additional Information and Where to Find It

In connection with the Asset Sale to the acquiring subsidiary designated by Qoo10 (the “Buyer”), the Company has filed with the Securities and Exchange Commission (the “SEC”), and has furnished to the Company’s stockholders, a definitive proxy statement, and other relevant documents pertaining to the transactions contemplated by the asset purchase agreement with the Qoo10 and Qoo10 Inc. (the “Transactions”). Stockholders of the Company are urged to read the definitive proxy statement and other relevant documents carefully and in their entirety because they contain important information about the Transactions. Stockholders of the Company may obtain the definitive proxy statement and other relevant documents filed with the SEC free of charge at the SEC’s website at http://www.sec.gov or by directing a request to ContextLogic Inc., One Sansome Street, 33rd Floor, San Francisco, California 94104, Attention: Ralph Fong.

Forward Looking Statements

Except for historical information, all other information in this communication consists of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and related oral statements the Company, Qoo10 or the Buyer may make, are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. For example, (1) conditions to the closing of the Transactions may not be satisfied, (2) the timing of completion of the Transactions is uncertain, (3) the amount of the purchase price adjustment under the asset purchase agreement with Qoo10 Inc. and Qoo10 is uncertain and may be material, (4) the amount of that purchase price adjustment could be adversely affected by any delays in closing the Transactions, including delays in obtaining the stockholder vote at the Special Meeting, (5) there can be no assurance as to the extent to which the post-closing Company will find opportunities to utilize the NOLs, and when any such utilization will occur, (6) the business of the Company may suffer as a result of uncertainty surrounding the Transactions, (7) events, changes or other circumstances could occur that could give rise to the termination of the asset purchase agreement with Qoo10 Inc. and Qoo10, (8) there are risks related to the disruption of management’s attention from the ongoing business operations of the Company due to the Transactions, (9) the announcement or pendency of the Transactions could affect the relationships of the Company with its clients, operating results and business generally, including on the ability of the Company to retain employees, (10) the outcome of any legal proceedings initiated against the Company, Qoo10 or the Buyer following the announcement of the Transactions could adversely affect the Company, Qoo10 or the Buyer, including the ability of each to consummate the Transactions, and (11) the Company may be adversely affected by other economic, business, and/or competitive factors, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of the Company on file with the SEC. Neither the Company nor Qoo10 or the Buyer undertakes any obligation to update, correct or otherwise revise any forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company, Qoo10 or the Buyer and/or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

Contacts

Investor Relations:

Ralph Fong, Wish

ir@wish.com

Media:

Carys Comerford-Green, Wish

press@wish.com

Nick Lamplough / Dan Moore / Jack Kelleher

Collected Strategies

WISH-CS@collectedstrategies.com